EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors,

Eason Technology Limited

We hereby consent to the incorporation by reference in Registration Statements of our report dated April 30, 2026 relating to consolidated financial statements of Company for the years ended December 31, 2025, 2024 and 2023, which report appears in the annual report on Form 20-F of Eason Technology Limited for the financial years ended December 31, 2025, 2024 and 2023.

Enrome LLP

Singapore

April 30, 2026